Ex 99.1

CONTACT:               Investor Relations                   (214) 792-4415

SOUTHWEST AIRLINES REPORTS THIRD QUARTER RESULTS
Record operating revenues of $4.3 billion
Third quarter operating income of $225 million
Mark-down in 2012 through 2015 fuel hedge portfolio drives GAAP net loss
Third quarter profit, excluding special items

DALLAS, TEXAS – October 20, 2011 – Southwest Airlines Co. (NYSE:LUV) (the “Company”) today reported its third quarter 2011 results.  The Company reported a third quarter 2011 net loss of $140 million, or $.18 per share, which included $262 million (net) of unfavorable special items.  This compared to net income of $205 million, or $.27 per diluted share, for third quarter 2010, which included favorable special items totaling $10 million (net).  The Company’s operating income was $225 million for third quarter 2011, compared to $355 million for third quarter 2010.  Excluding special items, third quarter 2011 net income was $122 million, or $.15 per diluted share, compared to net income of $195 million, or $.26 per diluted share, in third quarter 2010.  This exceeded Thomson’s First Call mean estimate of $.14 per diluted share for third quarter 2011.  Additional information regarding special items is included in this release and in the accompanying reconciliation tables.
As required by generally accepted accounting principles (GAAP) and accounting pronouncements pertaining to derivative instruments and hedging, the Company’s third quarter 2011 results include $227 million (net) in unrealized, noncash mark-downs relating to a portion of the Company’s fuel hedges for future periods.  Actual net cash settlements paid to counterparties for the Company's third quarter 2011 hedging activities were $13 million.  The Company believes it is more meaningful to provide its financial results on an “economic” basis reflecting its actual net cash outlays for fuel consumed during the current period, inclusive of settled fuel derivative contracts, as current market prices are not always indicative of actual future settlements.  As a result, the Company also provides its financial results, excluding these unrealized, noncash special items, to provide a better measure of the impact of the Company’s fuel hedges on its current period operating performance and liquidity.  The actual cash impact of hedges related to fuel to be consumed in future periods will be reported in the applicable future economic results.

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Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated, “Excluding special items, third quarter 2011 operating income was $285 million, and third quarter 2011 net income was $122 million.  Total third quarter operating revenues were very strong and reached an all-time quarterly record of $4.3 billion.  Passenger revenues were driven by strong load factors, revenue yields, and unit revenues, which were all third quarter records.  Third quarter passenger unit revenues increased approximately six percent, compared to third quarter last year (on a combined basis as defined below).  Despite the cautious economic outlook, our booking trends remain strong.  Importantly, business travel has remained stable since spring.  Based on October traffic and booking trends, thus far, we expect solid passenger unit revenue year-over-year growth in the fourth quarter.  Also, third quarter 2011 Other revenues grew approximately 18 percent, compared to third quarter last year (on a combined basis as defined below), largely due to the All-New Rapid Rewards® program and continued growth in our EarlyBird Check-In™ revenues.  While it is disappointing to report a decline in earnings excluding special items, I was pleased with our strong third quarter revenue performance.
 “In accordance with fuel hedge accounting rules, our third quarter GAAP net results included $227 million of unrealized, noncash mark-downs relating to future periods’ fuel hedges.  These special items resulted in a GAAP net loss for the quarter; however, since September 30th, market prices have rebounded, and our future fuel hedge portfolio has gained back over $300 million in fair value.  Our economic fuel costs per gallon, which excludes this GAAP mark-down, increased approximately 34 percent compared to third quarter last year.  This surge in fuel costs caused our quarterly profits to decline despite record revenue results.”
AirTran became a wholly-owned subsidiary of the Company on May 2, 2011. Results discussed in this release and provided in the accompanying unaudited Condensed Consolidated Financial Statements and Comparative Consolidated Operating Statistics include the results of operations and cash flows for AirTran from May 2, 2011 through September 30, 2011, including the impact of purchase accounting.  Periods presented prior to the acquisition date do not include AirTran’s results.  However, the Company believes the analysis of specified financial results on a “combined basis” provides more meaningful year-over-year comparability.  Financial information presented on a “combined basis” is the sum of the historical financial results of the Company and AirTran for periods prior to the acquisition date, but includes the impact of purchase accounting only as of May 2, 2011.  Supplemental financial information presented on a “combined basis” and the accompanying reconciliations have been included in this release.

Financial Results and Outlook
The Company’s total operating revenues for third quarter 2011 increased 35.1 percent to $4.3 billion, compared to $3.2 billion for third quarter 2010.  Operating unit revenues increased 3.6 percent, compared to third quarter 2010.  Operating unit revenues increased 6.7 percent from third quarter 2010’s combined unit revenues.
Total third quarter 2011 operating expenses were $4.1 billion, compared to $2.8 billion in third quarter 2010.  Excluding special items, third quarter 2011 unit costs increased 10.1 percent from third quarter 2010, largely due to a 34 percent year-over-year increase in economic fuel costs per gallon.   Third quarter 2011 economic fuel costs of $3.18 per gallon included $.02 per gallon in unfavorable cash settlements for fuel derivative contracts, and a $.04 per gallon benefit from refunds of fuel sales taxes.  Based on the Company’s fourth quarter 2011 fuel hedge position and market prices (as of October 17th), fourth quarter 2011 economic fuel costs, including fuel taxes, are estimated to be approximately $3.30 per gallon.  Additional information regarding the Company’s fuel derivative contracts is included in the accompanying tables.

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Excluding fuel and special items in both periods, third quarter 2011 unit costs decreased 1.2 percent from third quarter 2010.  Excluding fuel and special items in both periods, third quarter 2011 unit costs increased 1.5 percent from third quarter 2010’s combined 7.27 cents.  Based on current cost trends, the Company expects another modest year-over-year increase in its fourth quarter 2011 unit costs, compared to fourth quarter 2010’s combined unit costs of 7.72 cents, excluding fuel and special items in both periods.
Operating income for third quarter 2011 was $225 million, compared to $355 million in third quarter 2010.  Excluding special items in both periods, operating income was $285 million for third quarter 2011, compared to $389 million for third quarter 2010.  Third quarter 2011 operating income, excluding special items, was $285 million, compared to $447 million in third quarter 2010, on a combined basis.
Other expenses were $451 million for third quarter 2011, compared to $23 million for third quarter 2010.  The $428 million increase in total other expenses primarily resulted from $405 million in Other losses recognized in third quarter 2011, compared to $13 million in Other gains recognized in third quarter 2010.  In both periods, these net Other gains/losses primarily resulted from unrealized gains/losses associated with a portion of the Company’s fuel hedging portfolio.  Excluding these special items, Other losses were $36 million in third quarter 2011 and $37 million in third quarter 2010, each attributable to the premium costs associated with the Company’s fuel derivative contracts.  Fourth quarter 2011 premium costs are currently estimated to be approximately $14 million. Third quarter 2011 net interest expense increased approximately $10 million from third quarter 2010 primarily due to additional debt held by the Company as a result of the AirTran acquisition.
Total operating revenues for the nine months ended September 30, 2011 increased 28.5 percent to $11.6 billion, while total operating expenses increased 33.9 percent to $11 billion, resulting in operating income of $546 million, versus $772 million for the comparable period in 2010.  Excluding special items in both periods, operating income was $672 million for the nine months ended September 30, 2010, compared to $905 million for the same period last year.  On a combined basis, total operating revenues for the nine months ended September 30, 2011 increased 13.9 percent to $12.5 billion, while total operating expenses increased 19.2 percent to $12 billion, resulting in combined year-to-date operating income for 2011 of $515 million, compared to $916 million for the same period last year.  Excluding special items in both periods, combined operating income for nine months ended September 30, 2011 was $667 million, compared to $1.1 billion for the same period last year.
Net income for the nine months ended September 30, 2011 was $26 million, or $.03 per diluted share, compared to $328 million, or $.44 per diluted share, for the same period last year.  Excluding special items, year-to-date net income for 2011 was $263 million, or $.34 per diluted share, compared to $436 million, or $.58 per diluted share, for the same period last year.
The Company’s return on invested capital (before taxes and excluding special items) was approximately eight percent for the twelve months ended September 30, 2011, including AirTran’s results beginning May 2, 2011.  Additional information regarding pretax return on invested capital is included in the accompanying reconciliation tables.

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AirTran Acquisition
“I am pleased with the overall progress we are making on our AirTran integration,” stated Kelly.  “We continue to work with the Federal Aviation Administration to obtain our single operating certificate, which we expect to receive in first quarter 2012.  We expect to have the capability to connect the networks of both airlines in first half 2012; however, we have already begun to optimize the coordinated flight schedules.
“The negotiating committees and respective boards of the Southwest Airlines Pilots’ Association and the Air Line Pilots Association approved a framework for Pilot seniority list integration, and the agreement has gone to the memberships for vote.  I commend the Flight Attendants’ unions from both airlines for recently agreeing on a process agreement, laying the framework to reach a seniority list integration agreement.
“Although we have much work ahead, much has already been accomplished.  Thus far, we have produced $60 million (before taxes and profitsharing) in annualized cost synergies, primarily attributable to renegotiation of certain AirTran contracts and reduction of corporate overhead.  We remain focused on achieving our target of net annual pre-tax synergies in excess of $400 million by 2013.”
The Company has incurred $97 million in costs (before taxes) associated with the acquisition and integration of AirTran during 2011, including $22 million in third quarter 2011.  The Company expects total acquisition and integration expenses will be approximately $500 million.
Including the anticipated benefit of net synergies, but excluding the impact of acquisition and integration expenses, the Company expects the acquisition to be accretive to its fully-diluted earnings per share for full year 2011.

Liquidity
Net cash provided by operations for the nine months ended September 30, 2011 was $985 million, which reflects the payment of $429 million in fuel hedge collateral deposits to counterparties related to the unfavorable change in the market value of the Company’s future periods’ fuel portfolio.  For the nine months ended September 30, 2011, capital expenditures were $548 million. As a result, the Company has generated approximately $400 million free cash flow* thus far in 2011. Based on current trends and projected 2011 capital expenditures of $800 to $900 million, the Company expects to generate free cash flow for the full year 2011.
On August 5, 2011, the Company’s Board of Directors authorized a share repurchase program to acquire up to $500 million of the Company’s common stock. During third quarter 2011, the Company purchased approximately 21 million shares of common stock for approximately $175 million.  The Company also repaid $191 million in debt during the nine months ended September 30, 2011, and is scheduled to repay approximately $446 million in debt during fourth quarter 2011.  The Company ended third quarter 2011 with $3.7 billion in cash and short-term investments, net of $458 million in net cash collateral paid to its fuel hedge counterparties.  In addition, the Company also had a fully available unsecured revolving credit line of $800 million.

Awards and recognitions

•	Named the Stevie Award Winner for the Company of the Year-Transportation by The International Business Awards for outstanding performance and Customer Service
•	Received the 2011 Quest for Quality Award for Excellence in Air Cargo from Logistics Management Magazine; ranked first in ontime performance, value, and Customer Service
•	Recognized as one of the top ten safest airlines in the Holistic Safety Rating 2011 by the Air Transport Rating Agency

Southwest will discuss its third quarter 2011 results on a conference call at
12:30 p.m. Eastern Time today.  A live broadcast of the conference call will also be available at southwest.com/investor_relations.

*See Note Regarding use of Non-GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial outlook; (ii) the Company’s plans and expectations related to managing risk associated with changing jet fuel prices; (iii) the Company’s plans and expectations relating to its acquisition of AirTran, including without limitation the Company’s integration and network plans and expectations, as well as expected costs, synergies, and other financial results associated with the acquisition; and (iv) the Company’s expectations with respect to liquidity. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) changes in the price of aircraft fuel, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (ii) the impact of the economy on demand for air travel and the impact of fuel prices, economic conditions, and actions of competitors on the Company’s business decisions, plans, and strategies; (iii) the Company’s ability to successfully integrate AirTran and realize the expected synergies and other benefits from the transaction; (iv) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; and (v) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(in millions, except per share amounts)
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2011	2010	Percent Change	2011	2010	Percent Change
OPERATING REVENUES:
Passenger	$4,014	$3,032	32.4	$10,829	$8,544	26.7
Freight	35	31	12.9	103	94	9.6
Other	262	129	103.1	618	352	75.6
Total operating revenues	4,311	3,192	35.1	11,550	8,990	28.5

OPERATING EXPENSES:
Salaries, wages, and benefits	1,146	938	22.2	3,226	2,748	17.4
Fuel and oil	1,586	926	71.3	4,150	2,681	54.8
Maintenance materials and repairs	272	196	38.8	717	556	29.0
Aircraft rentals	90	43	109.3	214	135	58.5
Landing fees and other rentals	257	210	22.4	705	606	16.3
Depreciation and amortization	191	161	18.6	523	469	11.5
Acquisition and integration	22	1	n.a.	97	1	n.a.
Other operating expenses	522	362	44.2	1,372	1,022	34.2
Total operating expenses	4,086	2,837	44.0	11,004	8,218	33.9

OPERATING INCOME	225	355	(36.6)	546	772	(29.3)

OTHER EXPENSES (INCOME):
Interest expense	50	43	16.3	143	126	13.5
Capitalized interest	(3)	(5)	(40.0)	(8)	(15)	(46.7)
Interest income	(1)	(2)	(50.0)	(8)	(9)	(11.1)
Other (gains) losses, net	405	(13)	n.a.	351	138	n.a
Total other expenses	451	23	n.a.	478	240	99.2

INCOME (LOSS) BEFORE INCOME TAXES	(226)	332	(168.1)	68	532	(87.2)
PROVISION (BENEFIT) FOR INCOME TAXES	(86)	127	(167.7)	42	204	(79.4)

NET INCOME (LOSS)	$(140)	$205	(168.3)	$26	$328	(92.1)

NET INCOME (LOSS) PER SHARE
Basic	$(0.18)	$0.27		$0.03	$0.44
Diluted	$(0.18)	$0.27		$0.03	$0.44

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	792	746		773	745
Diluted	792	747		774	746

(1) Includes May through September 2011 financial results for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement I for selected financial information on a combined basis, including AirTran for periods prior to the acquisition date.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2011	2010	Percent Change	2011	2010	Percent Change
Fuel and oil expense, unhedged	$1,549	$837		$4,125	$2,411
Add: Fuel hedge losses included in Fuel and oil expense	37	89		25	270
Fuel and oil expense, as reported	$1,586	$926		$4,150	$2,681
Deduct: Net impact from fuel contracts (2)	(24)	(33)		(17)	(132)
Fuel and oil expense, economic	$1,562	$893	74.9	$4,133	$2,549	62.1

Total operating expenses, as reported	$4,086	$2,837		$11,004	$8,218
Deduct: Net impact from fuel contracts (2)	(24)	(33)		(17)	(132)
Total operating expenses, economic	$4,062	$2,804		$10,987	$8,086
Deduct: Charge for Asset impairment, net (3)	(14)	-		(14)	-
Deduct: Charge for Acquisition and integration costs, net (4)	(22)	(1)		(95)	(1)
Total operating expenses, non-GAAP	$4,026	$2,803	43.6	$10,878	$8,085	34.5

Operating income, as reported	$225	$355		$546	$772
Add: Net impact from fuel contracts (2)	24	33		17	132
Operating income, economic	$249	$388		$563	$904
Add: Charge for Asset impairment, net (3)	14	-		14	-
Add: Charge for Acquisition and integration costs, net (4)	22	1		95	1
Operating income, non-GAAP	$285	$389	(26.7)	$672	$905	(25.7)

Other (gains) losses, net, as reported	$405	$(13)		$351	$138
Add/(Deduct): Net impact from fuel contracts (2)	(369)	50		(257)	(39)
Other losses, net, non-GAAP	$36	$37	(2.7)	$94	$99	(5.1)

Income (loss) before income taxes, as reported	$(226)	$332		$68	$532
Deduct: Net impact from fuel contracts (2)	393	(17)		274	171
	$167	$315		$342	$703
Add: Charge for Asset impairment, net (3)	14	-		14	-
Add: Charge for Acquisition and integration costs, net (4)	22	1		95	1
Income before income taxes, non-GAAP	$203	$316	(35.8)	$451	$704	(35.9)

Net income (loss) as reported	$(140)	$205		$26	$328
Add: Net impact from fuel contracts (2)	393	(17)		274	171
Income tax impact of fuel contracts	(154)	7		(105)	(64)
	$99	$195		$195	$435
Add: Charge for Asset impairment, net (5)	9	-		9	-
Add: Charge for Acquisition and integration costs, net (5)	14	-		59	1
Net income, non-GAAP	$122	$195	(37.4)	$263	$436	(39.7)

Net income (loss) per share, diluted, as reported	$(0.18)	$0.27		$0.03	$0.44
Add/(Deduct): Net impact from fuel contracts	0.30	(0.01)		0.22	0.14
	$0.12	$0.26		$0.25	$0.58
Add: Impact of special items, net (5)	0.03	-		0.09	-
Net income per share, diluted, non-GAAP	$0.15	$0.26	(42.3)	$0.34	$0.58	(41.4)

(1) Includes May through September 2011 financial results for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement II for a reconciliation of selected combined amounts to non-GAAP items, including AirTran for periods prior to the acquisition date.

(2) See Reconciliation of Impact from Fuel Contracts.
(3) Net of profitsharing impact.
(4) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(5) Amounts net of tax and profitsharing impact (see footnote (4) above).

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Fuel & Oil Expense
Reclassification between Fuel & Oil and Other gains
(losses), net, associated with current period settled contracts	$3	$1	$(6)	$13
Contracts settling in the current period, but for which gains
and/or losses have been recognized in a prior period *	(27)	(34)	(11)	(145)
Impact from fuel contracts to Fuel & oil expense	(24)	(33)	(17)	(132)

Operating Income
Reclassification between Fuel & Oil and Other gains
(losses), net, associated with current period settled contracts	$(3)	$(1)	$6	$(13)
Contracts settling in the current period, but for which gains
and/or losses have been recognized in a prior period *	27	34	11	145
Impact from fuel contracts to Operating Income	24	33	17	132

Other (gains) losses
Mark-to-market impact from fuel contracts
settling in current and future periods	$(288)	$27	$(148)	$(4)
Ineffectiveness from fuel hedges settling in future periods	(78)	24	(115)	(22)
Reclassification between Fuel and oil and Other gains
(losses), net, associated with current period settled contracts	(3)	(1)	6	(13)
Impact from fuel contracts to Other (gains) losses	(369)	50	(257)	(39)

Net Income
Mark-to-market impact from fuel contracts
settling in current and future periods	$288	$(27)	$148	$4
Ineffectiveness from fuel hedges settling in future periods	78	(24)	115	22
Other net impact of fuel contracts settling in the
current or a prior period (excluding reclassifications)	27	34	11	145
Impact from fuel contracts to Net Income **	393	(17)	274	171

(1) Includes May through September 2011 financial results for AirTran.
* As a result of prior hedge ineffectiveness and/or contracts marked to market through earnings
** Excludes income tax impact of unrealized items

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SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING FINANCIAL INFORMATION
DETAIL OF AIRLINE THIRD QUARTER 2011 RESULTS AND PURCHASE ACCOUNTING IMPACT
(in millions)
(unaudited)

	Three months ended September 30, 2011
			Purchase
	Southwest (1)	AirTran (2)	Accounting (3)	Consolidated
OPERATING REVENUES:
Passenger	$3,359	$656	$(1)	$4,014
Freight	35	-	-	35
Other	160	102	-	262
Total operating revenues	3,554	758	(1)	4,311

OPERATING EXPENSES:
Salaries, wages, and benefits	1,005	141	-	1,146
Fuel and oil	1,272	314	-	1,586
Maintenance materials and repairs	206	66	-	272
Aircraft rentals	41	59	(10)	90
Landing fees and other rentals	214	43	-	257
Depreciation and amortization	166	16	9	191
Acquisition and integration	19	3	-	22
Other operating expenses	424	98	-	522
Total operating expenses	3,347	740	(1)	4,086

OPERATING INCOME	207	18	-	225

(1) Results presented for Southwest exclude AirTran results and the impact of purchase accounting.
(2) Results presented for AirTran exclude Southwest results and the impact of purchase accounting.
(3) Represents the impact of purchase accounting.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED CONSOLIDATING FINANCIAL INFORMATION TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended September 30, 2011
	Southwest	AirTran
Fuel and oil expense, standalone unhedged	$1,232	$317
Add/(Deduct): Fuel hedge (gains) losses included in Fuel and oil expense	40	(3)
Fuel and oil expense, standalone (2)	$1,272	$314
Deduct: Net impact from fuel contracts (3)	(24)	-
Fuel and oil expense, standalone economic	$1,248	$314

Total operating expenses, standalone (2)	$3,346	$740
Deduct: Net impact from fuel contracts (3)	(24)	-
Total operating expenses, standalone economic	$3,322	$740
Deduct: Charge for Asset impairment, net (4)	(14)	-
Deduct: Charge for Acquisition and integration costs (5)	(19)	(3)
Total operating expenses, standalone non-GAAP	$3,289	$737

Operating income, standalone (2)	$207	$18
Add: Net impact from fuel contracts (3)	24	-
Operating income, standalone economic	$231	$18
Add: Charge for Asset impairment, net (4)	14	-
Add: Charge for Acquisition and integration costs (5)	19	3
Operating income, standalone non-GAAP	$264	$21

(1) Selected amounts presented in this schedule are standalone non-GAAP financial results for each of Southwest and AirTran. These standalone results exclude the results of the other airline, and the impact of purchase accounting.

(2) See Selected Consolidating Financial Information - Detail of Airline Third Quarter 2011 Results and Purchase Accounting Impact for the detail of standalone airline results and the purchase accounting impact.

(3) See Reconciliation of Impact from Fuel Contracts.
(4) Net of profitsharing impact.
(5) No profitsharing impact. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS (1)
(unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2011	2010	Change		2011	2010	Change
Revenue passengers carried	28,208,036	22,879,097	23.3%		76,437,631	65,739,354	16.3%
Enplaned passengers	35,010,060	27,814,896	25.9%		94,040,092	79,063,561	18.9%
Revenue passenger miles (RPMs) (000s)	27,322,289	20,673,082	32.2%		72,402,024	58,041,024	24.7%
Available seat miles (ASMs) (000s)	33,318,089	25,557,692	30.4%		89,281,174	73,648,997	21.2%
Load factor	82.0%	80.9%	1.1	pts	81.1%	78.8%	2.3	pts
Average length of passenger haul (miles)	969	904	7.2%		947	883	7.2%
Average aircraft stage length (miles)	690	653	5.7%		679	646	5.1%
Trips flown	359,630	287,200	25.2%		974,221	836,314	16.5%
Average passenger fare	$142.31	$132.53	7.4%		$141.67	$129.97	9.0%
Passenger revenue yield per RPM (cents)	14.69	14.67	0.1%		14.96	14.72	1.6%
RASM (cents)	12.94	12.49	3.6%		12.94	12.21	6.0%
PRASM (cents)	12.05	11.86	1.6%		12.13	11.60	4.6%
CASM (cents)	12.26	11.10	10.5%		12.32	11.16	10.4%
CASM, excluding fuel (cents)	7.50	7.47	0.4%		7.68	7.52	2.1%
CASM, excluding special items (cents)	12.08	10.97	10.1%		12.18	10.98	10.9%
CASM, excluding fuel and special items (cents)	7.38	7.47	(1.2)%		7.56	7.52	0.5%
Fuel costs per gallon, including fuel tax (unhedged)	$3.16	$2.23	41.7%		$3.15	$2.23	41.3%
Fuel costs per gallon, including fuel tax	$3.23	$2.47	30.8%		$3.17	$2.48	27.8%
Fuel costs per gallon, including fuel tax (economic)	$3.18	$2.38	33.6%		$3.16	$2.36	33.9%
Fuel consumed, in gallons (millions)	490	375	30.7%		1,307	1,075	21.6%
Active fulltime equivalent Employees	45,112	34,836	29.5%		45,112	34,836	29.5%
Aircraft in service at period-end	699	547	27.8%		699	547	27.8%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Includes May through September 2011 operating statistics for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement V for consolidated operating statistics on a combined basis, including AirTran for periods prior to the acquisition date.

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SOUTHWEST AIRLINES CO.
RETURN ON INVESTED CAPITAL (1)
(in millions)
(unaudited)

	12 Months Ended	12 Months Ended
	September 30, 2011	September 30, 2010
Operating Income, as reported	$761	$939
Add/(Deduct): Net impact from fuel contracts	57	163
Add: Acquisition and integration costs, net (2)	117	1
Operating Income, non-GAAP	$935	$1,103
Net adjustment for aircraft leases (3)	110	86
Adjustment for fuel hedge accounting	(129)	(143)
Adjusted Operating Income, non-GAAP	$916	$1,046

Average Invested Capital (4)	$11,863	$10,279
Equity adjustment for fuel hedge accounting	202	534
Adjusted Average Invested Capital	$12,065	$10,813
.
ROIC, pretax	8%	10%

(1) Calculation includes the impact of the AirTran acquisition as of May 2, 2011.
(2) Net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(3) Net adjustment related to presumption that all aircraft in fleet are owned.
(4) Average invested capital represents a five quarter average of debt, net present value of aircraft leases, and equity.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,016	$1,261
Short-term investments	2,640	2,277
Accounts and other receivables	369	195
Inventories of parts and supplies, at cost	459	243
Deferred income taxes	-	214
Prepaid expenses and other current assets	110	89
Total current assets	4,594	4,279

Property and equipment, at cost:
Flight equipment	15,451	13,991
Ground property and equipment	2,303	2,122
Deposits on flight equipment purchase contracts	229	230
	17,983	16,343
Less allowance for depreciation and amortization	6,149	5,765
	11,834	10,578
Goodwill	970	-
Other assets	487	606
	$17,885	$15,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,083	$739
Accrued liabilities	1,193	863
Air traffic liability	2,058	1,198
Current maturities of long-term debt	986	505
Total current liabilities	5,320	3,305

Long-term debt less current maturities	3,220	2,875
Deferred income taxes	1,856	2,493
Deferred gains from sale and leaseback of aircraft	78	88
Other non-current liabilities	926	465
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,222	1,183
Retained earnings	5,251	5,399
Accumulated other comprehensive loss	(513)	(262)
Treasury stock, at cost	(283)	(891)
Total stockholders' equity	6,485	6,237
	$17,885	$15,463

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (1)
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(140)	$205	$26	$328
Adjustments to reconcile net income (loss) to
cash provided by (used in) operating activities:
Depreciation and amortization	191	161	523	469
Unrealized (gain) loss on fuel derivative instruments	393	(17)	274	171
Deferred income taxes	(90)	20	33	96
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(3)	(10)	(10)
Changes in certain assets and liabilities, net of acquisition:
Accounts and other receivables	11	42	(96)	(66)
Other current assets	(42)	7	(180)	(6)
Accounts payable and accrued liabilities	(39)	(5)	266	189
Air traffic liability	(92)	(63)	485	379
Cash collateral received from (provided to)
derivative counterparties	(409)	15	(429)	150
Other, net	2	23	93	(408)
Net cash provided by (used in) operating activities	(218)	385	985	1,292

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment to acquire AirTran, net of AirTran cash on hand	-	-	(35)	-
Payments for purchase of property and equipment, net	(276)	(100)	(548)	(398)
Purchases of short-term investments	(1,525)	(1,151)	(4,788)	(4,331)
Proceeds from sales of short-term investments	1,664	939	4,414	3,484
Net cash used in investing activities	(137)	(312)	(957)	(1,245)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	4	10	35	45
Proceeds from termination of interest rate
derivative instrument	-	-	76	-
Payments of long-term debt and capital lease obligations	(48)	(39)	(110)	(123)
Payments of convertible debt	-	-	(81)	-
Payment of credit line borrowing	-	-	-	(44)
Payments of cash dividends	(3)	(3)	(14)	(13)
Repurchase of common stock	(175)	-	(175)	-
Other, net	(2)	1	(4)	5
Net cash used in financing activities	(224)	(31)	(273)	(130)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(579)	42	(245)	(83)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,595	989	1,261	1,114

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,016	$1,031	$1,016	$1,031

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
Fair value of equity consideration given to acquire AirTran	$-	$-	$523	$-
Fair value of common stock issued for conversion of debt	$-	$-	$78	$-

(1) Includes the impact of the AirTran acquisition as of May 2, 2011.

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SOUTHWEST AIRLINES CO.
FUEL DERIVATIVE CONTRACTS
AS OF OCTOBER 17, 2011

Percent of estimated fuel consumption covered by fuel derivative contracts
Average WTI Crude Oil
price per barrel	4Q 2011	First Half 2012	Second Half 2012
Up to $90	-	approx. 10%	approx. 10%
$90 to $100	-	approx. 15%	approx. 25%
$100 to $110	approx. 10%	approx. 20%	approx. 55%
$110 to $120	approx. 45%	approx. 25%	approx. 70%
Above $120 (1)	approx. 40%	approx. 20%	approx. 50%

Estimated difference in economic jet fuel price per gallon,
above/(below) unhedged market prices, including taxes
Average WTI Crude Oil
price per barrel	4Q 2011	First Half 2012	Second Half 2012
$70	$0.11	$0.11	$0.20
$86 (2)	$0.11	$0.06	$0.07
$100	$0.11	$0.03	$0.00
$115	$0.08	($0.03)	($0.20)

Percent of estimated fuel consumption
covered by fuel derivative contracts at
Period	varying WTI crude-equivalent price levels
2013	over 50%
2014	over 40%
2015	over 10%

(1) For first half 2012 and second half 2012, if average WTI market prices exceed $150 per barrel and $175 per barrel, respectively, the current estimated fuel consumption covered by fuel derivative contracts in each period would decrease to less than 5%.

(2) Based on the fourth quarter 2011 average WTI forward curve and market prices as of October 17, 2011, and current estimated fuel consumption covered by fuel derivative contracts, fourth quarter 2011 economic fuel price per gallon, including taxes, is estimated to be approximately $3.30 per gallon, or $0.11 above market prices.

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SOUTHWEST AIRLINES CO.
737 FUTURE DELIVERY SCHEDULE (a)
AS OF OCTOBER 19, 2011

	The Boeing Company
	-700		-800		Purchase	Additional
	Firm Orders		Firm Orders	Options	Rights	-800s	Total
2011	2						2	(b)
2012			28			5	33
2013	23			8			31
2014	29			6			35
2015	26			1			27
2016	31			7			38
2017	5			17			22
Through 2021					98		98
Total	116	(c)	28	39	98	5	286

(a) Includes AirTran's future firm orders and options from Boeing.
(b) The Company has already taken delivery of 18 737-700 aircraft through October 19, 2011.
(c) The Company is evaluating substituting 737-800s in lieu of 737-700 firm orders currently scheduled for 2013 through 2017.

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SUPPLEMENTAL COMBINED STATEMENT I
SOUTHWEST AIRLINES CO.
SELECTED COMBINED FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
			Percent			Percent
	2011	2010	Change	2011	2010	Change
OPERATING REVENUES:
Passenger	$4,014	$3,606	11.3	$11,641	$10,237	13.7
Freight	35	31	12.9	103	94	9.6
Other	262	223	17.5	744	633	17.5
Total operating revenues	4,311	3,860	11.7	12,488	10,964	13.9

OPERATING EXPENSES:
Salaries, wages, and benefits	1,146	1,069	7.2	3,419	3,141	8.9
Fuel and oil	1,586	1,132	40.1	4,511	3,292	37.0
Maintenance materials and repairs	272	254	7.1	805	730	10.3
Aircraft rentals	90	103	(12.6)	295	316	(6.6)
Landing fees and other rentals	257	250	2.8	759	729	4.1
Depreciation and amortization	191	176	8.5	543	513	5.8
Acquisition and integration	22	1	n.a.	123	1	n.a.
Other operating expenses	522	462	13.0	1,518	1,326	14.5
Total operating expenses	4,086	3,447	18.5	11,973	10,048	19.2

OPERATING INCOME	225	413	(45.5)	515	916	(43.8)

(1) Selected financial information for the three months ended September 30, 2011, is presented on a consolidated basis. All other selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

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SUPPLEMENTAL COMBINED STATEMENT II
SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED COMBINED AMOUNTS FROM SUPPLEMENTAL COMBINED STATEMENT I TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
			Percent			Percent
	2011	2010	Change	2011	2010	Change
Fuel and oil expense, combined unhedged	$1,549	$1,044		$4,504	$3,037
Add: Fuel hedge losses included in Fuel and oil expense	37	88		7	255
Fuel and oil expense, as presented on Supplemental Combined Statement I	$1,586	$1,132		$4,511	$3,292
Deduct: Net impact from fuel contracts	(24)	(33)		(17)	(132)
Fuel and oil expense, combined economic	$1,562	$1,099	42.1	$4,494	$3,160	42.2

Total operating expenses, as presented on Supplemental Combined Statement I	$4,086	$3,447		$11,973	$10,048
Deduct: Net impact from fuel contracts	(24)	(33)		(17)	(132)
Total operating expenses, combined economic	$4,062	$3,414		$11,956	$9,916
Deduct: Charge for Asset impairment, net (2)	(14)	-		(14)	-
Deduct: Charge for Acquisition and integration costs, net (3)	(22)	(1)		(121)	(1)
Total operating expenses, combined non-GAAP	$4,026	$3,413	18.0	$11,821	$9,915	19.2

Operating income, as presented on Supplemental Combined Statement I	$225	$413		$515	$916
Add: Net impact from fuel contracts	24	33		17	132
Operating income, combined economic	$249	$446		$532	$1,048
Add: Charge for Asset impairment, net (2)	14	-		14	-
Add: Charge for Acquisition and integration costs, net (3)	22	1		121	1
Operating income, combined non-GAAP	$285	$447	(36.2)	$667	$1,049	(36.4)

(1) Selected financial information for the three months ended September 30, 2011, is presented on a consolidated basis. All other selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate.

(2) Net of profitsharing impact.
(3) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

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SUPPLEMENTAL COMBINED STATEMENT III
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2011 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Nine months ended September 30, 2011
	Southwest
	Airlines Co.
	(as reported)	AirTran (2)	Combined
OPERATING REVENUES:
Passenger	$10,829	$812	$11,641
Freight	103	-	103
Other	618	126	744
Total operating revenues	11,550	938	12,488

OPERATING EXPENSES:
Salaries, wages, and benefits	3,226	193	3,419
Fuel and oil	4,150	361	4,511
Maintenance materials and repairs	717	88	805
Aircraft rentals	214	81	295
Landing fees and other rentals	705	54	759
Depreciation and amortization	523	20	543
Acquisition and integration	97	26	123
Other operating expenses	1,372	146	1,518
Total operating expenses	11,004	969	11,973

OPERATING INCOME (LOSS)	546	(31)	515

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. See Note Regarding Use of Non-GAAP Financial Measures.

(2) Results presented for AirTran, on a standalone basis, include periods prior to the acquisition date, conformed to Southwest's financial statement classification where appropriate.

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SUPPLEMENTAL COMBINED STATEMENT IV
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2010 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended September 30, 2010			Nine months ended September 30, 2010
	(as reported)			(as reported)
	Southwest	AirTran		Southwest	AirTran
	Airlines Co.	(as conformed)	Combined	Airlines Co.	(as conformed)	Combined
OPERATING REVENUES:
Passenger	$3,032	$574	$3,606	$8,544	$1,693	$10,237
Freight	31	-	31	94	-	94
Other	129	94	223	352	281	633
Total operating revenues	3,192	668	3,860	8,990	1,974	10,964

OPERATING EXPENSES:
Salaries, wages, and benefits	938	131	1,069	2,748	393	3,141
Fuel and oil	926	206	1,132	2,681	611	3,292
Maintenance materials and repairs	196	58	254	556	173	730
Aircraft rentals	43	60	103	135	182	316
Landing fees and other rentals	210	40	250	606	123	729
Depreciation and amortization	161	15	176	469	44	513
Acquisition and integration	1	-	1	1	-	1
Other operating expenses	362	100	462	1,022	304	1,326
Total operating expenses	2,837	610	3,447	8,218	1,830	10,048

OPERATING INCOME	355	58	413	772	144	916

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. Results presented for Southwest and AirTran, on a standalone basis, represent previously reported results. AirTran's historical financial information has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

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SUPPLEMENTAL COMBINED STATEMENT V
SOUTHWEST AIRLINES CO.
COMBINED OPERATING STATISTICS (1)
(unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2011	2010	Change		2011	2010	Change
Revenue passengers carried	28,208,036	27,966,582	0.9%		82,615,444	80,275,161	2.9%
Enplaned passengers	35,010,060	34,346,991	1.9%		101,763,544	97,645,251	4.2%
Revenue passenger miles (RPMs) (000s)	27,322,289	25,938,073	5.3%		78,683,982	72,883,801	8.0%
Available seat miles (ASMs) (000s)	33,318,089	31,819,149	4.7%		97,220,639	91,834,163	5.9%
Load factor	82.0%	81.5%	0.5	pts	80.9%	79.4%	1.5	pts
Average length of passenger haul (miles)	969	927	4.5%		952	908	4.8%
Average aircraft stage length (miles)	690	674	2.4%		686	667	2.8%
Trips flown	359,630	352,087	2.1%		1,055,888	1,026,229	2.9%
Average passenger fare	$142.31	$128.94	10.4%		$140.90	$127.53	10.5%
Passenger revenue yield per RPM (cents)	14.69	13.90	5.7%		14.79	14.05	5.3%
RASM (cents)	12.94	12.13	6.7%		12.84	11.94	7.5%
PRASM (cents)	12.05	11.33	6.4%		11.97	11.15	7.4%
CASM (cents)	12.26	10.83	13.2%		12.32	10.94	12.6%
CASM, excluding fuel (cents)	7.50	7.27	3.2%		7.68	7.35	4.5%
CASM, excluding special items (cents)	12.08	10.73	12.6%		12.16	10.80	12.6%
CASM, excluding fuel and special items (cents)	7.38	7.27	1.5%		7.54	7.35	2.6%
Fuel costs per gallon, including fuel tax (unhedged)	$3.16	$2.21	43.0%		$3.14	$2.23	40.8%
Fuel costs per gallon, including fuel tax	$3.23	$2.39	35.1%		$3.15	$2.42	30.2%
Fuel costs per gallon, including fuel tax (economic)	$3.18	$2.32	37.1%		$3.14	$2.32	35.3%
Fuel consumed, in gallons (millions)	490	472	3.7%		1,429	1,358	5.2%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Selected operating statistics for the three months ended September 30, 2011, are presented on a consolidated basis. All other selected operating statistics presented in this schedule on a combined basis include operations for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical operating statistics included in the combined presentation have been conformed to Southwest's presentation where appropriate.

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NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). These GAAP financial statements include unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging.

As a result, the Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information, including results that it refers to as “economic,” which the Company’s management utilizes to evaluate its ongoing financial performance and the Company believes provides greater transparency to investors as supplemental information to its GAAP results. The Company’s economic financial results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts--all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Other (gains) losses, net, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. These economic results provide a better measure of the impact of the Company’s fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company’s management, as well as investors, to consistently assess the Company’s operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company’s fuel hedging program, (ii) the requirements and accounting associated with accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as subsequent quarterly filings.

In addition to its “economic” financial measures, as defined above, the Company has also provided non-GAAP financial measures as a result of items that the Company believes are not indicative of its ongoing operations.  These include charges for the three and nine months ended September 30, 2011 of $22 million and $97 million, respectively (before the impact of profitsharing and/or taxes) related to expenses associated with the Company’s acquisition and integration of AirTran.  These also include a charge for the three months ended September 30, 2011 of $17 million (before the impact of profitsharing and/or taxes) for an asset impairment related to the Company’s recent decision not to equip its Classic (737-300) aircraft with Required Navigation Performance (RNP) capabilities.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of results that exclude the impact of these items in order to evaluate the results on a comparative basis with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods.  As a result of the Company’s acquisition of AirTran, which closed on May 2, 2011, the Company has incurred and expects to continue to incur substantial charges associated with integration of the two companies.  While the Company cannot predict the exact timing or amounts of such charges, it does expect to treat the charges as special items in its future presentation of non-GAAP results.

The Company has also provided other supplemental non-GAAP financial information on a “combined basis.”  This supplemental non-GAAP financial information on a “combined basis” includes specified combined financial results of the Company and AirTran for periods prior to May 2, 2011, as if the acquisition had occurred prior to the beginning of the applicable reporting period, but excludes any impact of purchase accounting prior to May 2, 2011.  AirTran’s historical financial information included in the combined presentation has been conformed to the Company’s financial statement classification where appropriate.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company has also provided free cash flow, which is a non-GAAP financial measure.  The Company believes free cash flow is a meaningful measure because it demonstrates the Company’s ability to service its debt, pay dividends and make investments to enhance shareholder value.  Although free cash flow is a commonly used as measure of liquidity, definitions of free cash flow may differ; therefore, the Company is providing an explanation of its calculation for free cash flow.   For the nine months ended September 30, 2011, the Company generated approximately $400 million in free cash flow, calculated as operating cash flows of $985 million less capital expenditures of $548 million.

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